UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2017

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events

On June 12, 2017, Coherus BioSciences, Inc. (“the Company”) issued a press release reporting the receipt of a complete response letter from the U.S. Food and Drug Administration for its biologics license application for CHS-1701, a pegfilgrastim (Neulasta®) biosimilar candidate on June 9, 2017. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

On June 9, 2017, the Patent Trial and Appeal Board (“PTAB”) of the U.S. Patent and Trademark Office ruled in favor of the Company’s petitions for Inter Partes Review of AbbVie’s U.S. 9,017,680 and 9,073,987. The PTAB’s decision invalidates all claims of these patents that were directed to a method for treating rheumatoid arthritis by administering 40 mg of HUMIRA® subcutaneously every 13 to 15 days.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated June 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2017	COHERUS BIOSCIENCES, INC.

	By:	/s/ Jean-Frédéric Viret
	Name:	Jean-Frédéric Viret
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 12, 2017.